Exhibit 99.1

CONTACT:

Investor Relations

DealerTrack

(888) 450-0478

investorrelations@dealertrack.com

DealerTrack Holdings, Inc. Reports Results for Fourth Quarter and 2011, and Issues Guidance for 2012

Revenue for 2011 grows 45% year over year

Lake Success, N.Y., February 21, 2012 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the fourth quarter and year ended December 31, 2011.

GAAP Results for the Fourth Quarter 2011

▪	Revenue for the quarter was $91.3 million, as compared to $62.0 million for the fourth quarter of 2010.
▪	GAAP net income for the quarter was $32.9 million, as compared to a GAAP net loss of ($26.4) million for the fourth quarter of 2010.
▪	Diluted GAAP net income per share for the quarter was $0.76, as compared to a GAAP net loss of ($0.65) for the fourth quarter of 2010.

GAAP net income for the fourth quarter 2011 was positively impacted by a $26.8 million (net of tax), or $0.62 per share, non-cash gain related to the sale of ALG and a $2.8 million, or $0.06 per share, non-cash tax benefit related to a reversal in the valuation allowance against the company’s net U.S. deferred tax assets including disposed deferred tax liabilities. GAAP net loss for the fourth quarter 2010 was negatively impacted by a $28.4 million, or $0.70 per share, non-cash tax expense related to an increase in the valuation allowance against the company’s net U.S. deferred tax assets.

Non-GAAP Results for the Fourth Quarter 2011

▪	Adjusted EBITDA for the quarter was $17.4 million, as compared to $14.5 million for the fourth quarter of 2010.
▪	Including the add-back of stock-based compensation expense, adjusted EBITDA was $20.3 million in the fourth quarter, compared to $17.0 million for the fourth quarter of 2010.
▪	Adjusted net income for the quarter was $10.3 million, as compared to $7.8 million for the fourth quarter of 2010.
▪	Diluted adjusted net income per share for the quarter was $0.24, as compared to $0.19 for the fourth quarter of 2010.

GAAP Results for the Year Ended December 31, 2011

▪	Revenue for the year was $353.3 million, as compared to $243.8 million for 2010.
▪	GAAP net income for the year was $65.1 million, as compared to a GAAP net loss of ($27.8) million for 2010.
▪	Diluted GAAP net income per share for the year was $1.53, as compared to a GAAP net loss of $(0.69) per share for 2010.

GAAP net income for 2011 was positively impacted by a $26.8 million (net of tax), or $0.63 per share, non-cash gain related to the sale of ALG and a $25.1 million, or $0.59 per share, non-cash tax benefit related to a reversal in the valuation allowance against the company’s net U.S. deferred tax assets including disposed deferred tax liabilities. GAAP net income for 2010 was negatively impacted by a $28.4 million, or $0.70 per share, non-cash tax expense related to an increase in the valuation allowance against the company’s net U.S. deferred tax assets.

Non-GAAP Results for the Year Ended December 31, 2011

▪	Adjusted EBITDA for the year was $74.4 million, as compared to $42.1 million for 2010.
▪	Including the add-back of stock-based compensation expense, adjusted EBITDA was $85.9 million in 2011, compared to $53.3 million in 2010.
▪	Adjusted net income for the year was $43.4 million, as compared to $21.9 million for 2010.
▪	Diluted adjusted net income per share for the year was $1.02, as compared to $0.53 per share for 2010.

Guidance for 2012 Annual Performance

DealerTrack’s revenue and GAAP and non-GAAP earnings guidance for the full year 2012 is as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $365.0 million and $372.0 million, representing approximately 13% to 15% growth on a pro forma basis after adjusting 2011 revenue to reflect the dispositions of Chrome and ALG.
▪	GAAP net income for the year is expected to be between $33.0 million and $36.0 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.75 and $0.81.

Expected Non-GAAP Results

▪	Including the add-back of stock-based compensation expense of approximately $13.0 million, adjusted EBITDA for the year is expected to be between $91.0 million and $95.0 million.
▪	Adjusted net income for the year is expected to be between $44.0 million and $47.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $0.99 and $1.06.

Diluted GAAP net income and adjusted net income per share guidance for the year is based on an estimated 44.3 million diluted weighted average shares outstanding. The guidance assumes that new car sales by franchised dealers will be approximately 13.5 million units and used car sales by franchised dealers will be approximately 14.0 million units for 2012.

Mark F. O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are pleased with our strong continued year-over-year growth in the fourth quarter, capping what was an excellent year for DealerTrack. Over the course of 2011 we made significant progress in increasing the number of transactions processed by DealerTrack and average transaction revenue per car sold. This progress was further impacted by healthy auto credit and car sales trends throughout the year. Our subscription business continues to grow, and we believe we have considerable opportunities to expand our average monthly subscription spend per dealer. In our view, we are entering 2012 in a very strong position to continue to grow revenue at a multiple of auto industry growth, and to improve profitability margins while continuing to invest in long-term growth opportunities.”

Conference Call

DealerTrack will host a conference call to discuss its fourth quarter and full year 2011 results and other matters on February 21, 2012 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until March 13, 2012.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income.  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense and professional service fees), realized gains or (losses) on securities, gains or losses on sales of subsidiaries,  and certain other non-recurring items.

All stock-based compensation expense is now excluded from the calculation of the Adjusted EBITDA non-GAAP measure. This reduces the comparability with prior periods. This non-cash expense was included in the previous presentation.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue and may also exclude certain items such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense and professional service fees), realized gains or (losses) on sales of securities, gains or losses on sales of subsidiaries, adjustments to deferred tax asset valuation allowances and certain other non-recurring items.  These adjustments to net income, which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies.  Adjusted EBITDA and adjusted net income are also presented because the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements.  Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons.  Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance.  Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack’s web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third party retailers, agents and aftermarket providers.  DealerTrack operates the largest online credit application network in the United States and Canada. DealerTrack's Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency.  DealerTrack's Inventory solution offerings provide vehicle inventory management and merchandising solutions to help dealers drive higher in-store and online traffic with state-of-the-art, real-time listings — designed to accelerate used-vehicle turn rates and increase dealer profits.  DealerTrack's Sales and Finance solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform.  Our Compliance offering helps dealers meet legal and regulatory requirements, and protect their assets.  DealerTrack also offers processing solutions for the automotive industry, including digital retailing, electronic motor vehicle registration and titling applications, paper title storage, and digital document services.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2012 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in implementing an ERP system; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

Attachment (1) Actual Results

Three-Month Period

DEALERTRACK HOLDINGS, INC.

Consolidated Statements of Operations

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2011	2010

Net revenue	$91,259	$62,006
Cost of revenue (a)	52,504	31,491
Product development	3,838	3,095
Selling, general and administrative (a)	32,527	24,281
Total operating expenses	88,869	58,867
Income from operations	2,390	3,139
Interest and other income, net	896	211
Gain on sale of subsidiary	47,321	-
Income before provision for income taxes	50,607	3,350
Provision for income taxes, net	(17,727)	(29,797)
Net income (loss)	$32,880	$(26,447)

Basic net income (loss) per share applicable to common stockholders	$0.79	$(0.65)
Diluted net income (loss) per share applicable to common stockholders	$0.76	$(0.65)
Weighted average common stock outstanding (basic)	41,613,137	40,595,939
Weighted average common stock outstanding (diluted)	43,037,916	40,595,939

Adjusted EBITDA - previous presentation (non-GAAP) (b)	$17,415	$14,463
Adjusted EBITDA margin - previous presentation (non-GAAP) (c)	19%	23%
Adjusted EBITDA (non-GAAP) (b)	$20,315	$17,017
Adjusted EBITDA margin (non-GAAP) (c)	22%	27%
Adjusted net income (non-GAAP) (b)	$10,250	$7,787
Diluted adjusted net income per share (non-GAAP) (d)	$0.24	$0.19

Stock-based compensation expense was classified as follows:
Cost of revenue	$483	$361
Product development	$187	$143
Selling, general and administrative	$2,230	$2,050
	$2,900	$2,554

(a)     We have reclassed approximately $1.1 million of salary and benefit costs for the three months ended December 31, 2010 from selling, general and administrative to cost of revenue.

(b)     See Reconciliation Data in Attachment 4.

(c)     Represents adjusted EBITDA as a percentage of net revenue.

(d)     For the three months ended December 31, 2010, the adjusted net income per share of approximately $0.19 is based on 41,774,695 diluted weighted average shares outstanding.

Attachment (1) Actual Results

DEALERTRACK HOLDINGS, INC.

Consolidated Statements of Operations

(Dollars in thousands, except share and per share data)

(Unaudited)

	Twelve Months Ended
	December 31,
	2011	2010

Net revenue	$353,294	$243,826
Cost of revenue (a)	198,446	128,468
Product development	14,741	13,386
Selling, general and administrative (a)	125,869	101,317
Total operating expenses	339,056	243,171
Income from operations	14,238	655
Interest and other income, net	764	1,527
Gain on sale of subsidiary	47,321	-
Realized gain on securities	409	582
Income before benefit from (provision for) income taxes	62,732	2,764
Benefit from (provision for) income taxes, net	2,403	(30,597)
Net income (loss)	$65,135	$(27,833)

Basic net income (loss) per share applicable to common stockholders	$1.58	$(0.69)
Diluted net income (loss) per share applicable to common stockholders	$1.53	$(0.69)
Weighted average common stock outstanding (basic)	41,269,767	40,322,939
Weighted average common stock outstanding (diluted)	42,526,623	40,322,939

Adjusted EBITDA - previous presentation (non-GAAP) (b)	$74,409	$42,070
Adjusted EBITDA margin - previous presentation (non-GAAP) (c)	21%	17%
Adjusted EBITDA (non-GAAP) (b)	$85,904	$53,303
Adjusted EBITDA margin (non-GAAP) (c)	24%	22%
Adjusted net income (non-GAAP) (b)	$43,443	$21,943
Diluted adjusted net income per share (non-GAAP) (d)	1.02	$0.53

Stock-based compensation expense was classified as follows:
Cost of revenue	$1,791	$1,640
Product development	$735	$614
Selling, general and administrative	$9,086	$8,979
	$11,612	$11,233

(a)     We have reclassed approximately $4.4 million of salary and benefit costs for the twelve months ended December 31, 2010 from selling, general and administrative to cost of revenue.

(b)     See Reconciliation Data in Attachment 4.

(c)     Represents adjusted EBITDA as a percentage of net revenue.

(d)     For the twelve months ended December 31, 2010, the adjusted net income per share of approximately $0.53 is based on 41,299,993 diluted weighted average shares outstanding.

Attachment (2) Condensed Consolidated Balance Sheets

DEALERTRACK HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$78,709	$192,563
Investments	46	490
Customer funds	1,097	-
Customer funds receivable	18,695	-
Accounts receivable, net	37,588	24,273
Deferred tax assets	9,171	125
Prepaid expenses and other current assets	23,011	17,804
Total current assets	168,317	235,255

Investments - long-term	89,000	2,254
Property and equipment, net	21,637	18,875
Software and website development costs, net	37,341	29,875
Intangible assets, net	96,441	23,163
Goodwill	200,840	136,408
Deferred tax assets	34,421	1,015
Other assets - long-term	12,356	12,118
Total assets	$660,353	$458,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$41,194	$28,575
Customer funds payable	19,792	-
Deferred revenue	9,115	5,010
Deferred tax liabilities	3,443	411
Capital leases payable	255	317
Total current liabilities	73,799	34,313
Long-term liabilities	91,798	15,733
Total liabilities	165,597	50,046
Total stockholders' equity	494,756	408,917
Total liabilities and stockholders' equity	$660,353	$458,963

Attachment (3) Consolidated Statements of Cash Flows

DEALERTRACK HOLDINGS, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2011	2010
Operating activities:
Net income (loss)	$65,135	$(27,833)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	50,688	36,753
Deferred tax (benefit) provision	(3,370)	29,174
Stock-based compensation expense	11,612	11,233
Provision for doubtful accounts and sales credits	7,008	5,488
Loss on sale of property and equipment	-	23
Amortization of deferred interest	31	68
Deferred compensation	200	-
Stock-based compensation windfall tax benefit	-	(1,714)
Gain on sale of subsidiary	(47,321)	-
Amortization of debt issuance costs	333	-
Change in contingent consideration	(2,000)	-
Change in fair value of warrant	(1,000)	-
Realized gain on securities	(409)	(582)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(17,157)	(12,059)
Prepaid expenses and other current assets	(3,983)	(9,627)
Accounts payable and accrued expenses	(609)	(1,403)
Deferred revenue	2,850	7
Other liabilities — long-term	1,966	(1)
Deferred rent	30	195
Other assets — long-term	922	(10,574)
Net cash provided by operating activities	64,926	19,148

	Twelve Months Ended
	December 31,
	2011	2010
Investing activities:
Capital expenditures	(9,555)	(10,801)
Sale of investments	2,935	2,519
Capitalized software and website development costs	(20,086)	(16,899)
Proceeds from sale of property and equipment	-	1
Payment for cost investment	(7,500)	-
Payment for acquisition of business and intangible assets, net of acquired cash	(151,962)	(3,028)
Net cash used in investing activities	(186,168)	(28,208)

Financing activities:
Principal payments on capital lease obligations	(472)	(513)
Proceeds from the exercise of employee stock options	10,101	2,270
Proceeds from employee stock purchase plan	669	697
Purchases of treasury stock	(484)	(643)
Payment for debt issuance costs	(1,908)	-
Stock-based compensation windfall tax benefit	-	1,714
Net cash provided by financing activities	7,906	3,525

Net decrease in cash and cash equivalents	(113,336)	(5,535)
Effect of exchange rate changes on cash and cash equivalents	(518)	589
Cash and cash equivalents, beginning of year	192,563	197,509
Cash and cash equivalents, end of year	$78,709	$192,563

Supplemental disclosure:
Cash paid for:
Income taxes	$6,100	$6,776
Interest	279	57
Non-cash investing and financing activities:
Consideration issued for acquisition of eCarList	12,956	-
Consideration issued for investment in TrueCar and license	86,100	-
Accrued capitalized hardware, software and fixed assets	2,456	2,872
Assets acquired under capital leases	39	289
Capitalized stock-based compensation	100	77
Deferred compensation reversal to equity	200	-

Attachment (4) Reconciliation Data

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31,
	2011	2010

GAAP net income (loss)	$32,880	$(26,447)
Interest income	(61)	(144)
Interest expense	349	20
Provision for income taxes, net	17,727	29,797
Depreciation of property and equipment and amortization of capitalized software and website costs	5,452	4,678
Amortization of acquired identifiable intangibles	7,616	4,600
EBITDA (non-GAAP)	63,963	12,504
Adjustments:
Gain on sale of subsidiary	(47,321)	-
Acquisition-related professional fees	2,115	1,180
Contra-revenue	1,016	779
Integration and other related costs	214	-
Change in fair value of warrant	(1,000)	-
Acquisition related contingent consideration changes and compensation expense	(1,572)	-
Adjusted EBITDA - previous presentation (non-GAAP)	$17,415	$14,463
Stock-based compensation	2,900	2,554
Adjusted EBITDA - new presentation (non-GAAP)	$20,315	$17,017

Attachment (4) Reconciliation Data

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2011	2010

GAAP net income (loss)	$65,135	$(27,833)
Interest income	(331)	(525)
Interest expense	927	175
(Benefit from) provision for income taxes, net	(2,403)	30,597
Depreciation of property and equipment and amortization of capitalized software and website costs	20,961	17,329
Amortization of acquired identifiable intangibles	29,727	19,424
EBITDA (non-GAAP)	114,016	39,167
Adjustments:
Gain on sale of subsidiary	(47,321)	-
Acquisition-related professional fees	4,721	1,905
Contra-revenue	4,248	1,580
Integration and other related costs (including amounts related to stock-based compensation)	1,223	-
Change in fair value of warrant	(1,000)	-
Realized gain on sale of securities	(409)	(582)
Acquisition related consideration changes and compensation expense	(1,069)	-
Adjusted EBITDA - previous presentation (non-GAAP)	$74,409	$42,070
Stock-based compensation (excluding amounts included in integration and other related costs)	11,495	11,233
Adjusted EBITDA - new presentation (non-GAAP)	$85,904	$53,303

Attachment (4) Reconciliation Data

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31,
	2011	2010

GAAP net income (loss)	$32,880	$(26,447)
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	438	28,406
Disposed deferred tax liabilities (non-taxable)	(3,221)	-
Amortization of acquired identifiable intangibles	7,616	4,600
Stock-based compensation	2,900	2,554
Gain on sale of subsidiary	(47,321)	-
Acquisition-related professional fees	2,115	1,180
Contra-revenue	1,016	779
Integration and other related costs	214	-
Change in fair value of warrant	(1,000)	-
Acquisition related contingent consideration changes and compensation expense	(1,572)	-
Tax impact of adjustments (a)	16,185	(3,285)
Adjusted net income (non-GAAP)	$10,250	$7,787

(a)   The tax impact of adjustments for the three months ended December 31, 2011, are based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 35.6% and 35.2%, respectively. The tax impact of adjustments for the three months ended December 31, 2010, are based on a U.S. effective tax rate of 36.9% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 35.3% and 36.7%, respectively.

Attachment (4) Reconciliation Data

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2011	2010

GAAP net income (loss)	$65,135	$(27,833)
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	(21,912)	28,406
Disposed deferred tax liabilities (non-taxable)	(3,221)	-
Amortization of acquired identifiable intangibles	29,727	19,424
Stock-based compensation (excluding amounts included in integration and other related costs)	11,495	11,233
Gain on sale of subsidiary	(47,321)	-
Acquisition-related professional fees	4,721	1,905
Contra-revenue	4,248	1,580
Integration and other related costs (including amounts related to stock-based compensation)	1,223	-
Change in fair value of warrant	(1,000)	-
Realized gain on sale of securities (non-taxable)	(409)	(582)
Acquisition related contingent consideration changes and compensation expense (a)	(1,069)	-
Amended state tax returns impact (non-taxable)	(239)	101
Tax impact of adjustments (b)	2,065	(12,291)
Adjusted net income (non-GAAP)	$43,443	$21,943

(a) $45 thousand of the acquisition related compensation expense is non-taxable.

(b)  The tax impact of adjustments for the year ended December 31, 2011, are based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.2% and 37.0%, respectively. The tax impact of adjustments for the year ended December 31, 2010, are based on a U.S. effective tax rate of 36.9% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 35.4% and 36.7%, respectively.

Attachment (4) Reconciliation Data

DEALERTRACK HOLDINGS, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2012
	Expected Range

GAAP net income	$33.0	$36.0
Interest, net	1.0	1.0
Income taxes, net	17.9	19.4
Amortization of basis difference from joint venture	3.9	3.9
Depreciation and amortization	22.9	22.4
Amortization of acquired identifiable intangibles	25.8	25.8
EBITDA (non-GAAP)	104.5	108.5
Adjustments:
Non-recurring costs (a)	2.1	2.1
Realized gains	(33.2)	(33.2)
Contra-revenue	4.6	4.6
Adjusted EBITDA - previous presentation (non-GAAP)	$78.0	$82.0
Stock-based compensation (excluding amounts included in integration and other related costs)	13.0	13.0
Adjusted EBITDA - new presentation (non-GAAP)	$91.0	$95.0

(a)	Includes certain professional fees, integration and other related costs, acquisition related compensation expense and gain on sale of securities.

Attachment (4) Reconciliation Data

DEALERTRACK HOLDINGS, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2012
	Expected Range

GAAP net income	$33.0	$36.0
Adjustments:
Stock-based compensation	13.0	13.0
Amortization of acquired identifiable intangibles	25.8	25.8
Amortization of basis difference from joint venture	3.9	3.9
Non-recurring costs (a)	2.1	2.1
Realized gains, net of taxes	(21.0)	(21.0)
Contra-revenue	4.6	4.6
Tax impact of adjustments (b)	(17.4)	(17.4)
Adjusted net income (non-GAAP)	$44.0	$47.0

(a)	Includes certain professional fees, integration and other related costs, acquisition related compensation expense and gain on sale of securities.
(b)	The tax impact of adjustments are based on a blended tax rate of 35% applied to taxable adjustments.

Attachment (5) Summary of Business Statistics

DEALERTRACK HOLDINGS, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2011	2011	2011	2011	2010

Active U.S. dealers (a)	17,543	17,629	17,660	17,373	16,829
Active U.S. lenders (b)	1,120	1,103	1,062	1,010	970
Transactions processed (in thousands) (c)	18,769	19,772	19,135	16,774	11,997
Active U.S. lender to dealer relationships (d)	151,126	150,514	149,398	146,660	137,058
Subscribing dealers (e)	16,003	15,860	14,488	14,239	13,996

(a)       We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. DealerTrack network during the most recently ended calendar month.  The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the DealerTrack network.

(b)       We consider a lender to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.

(c)       Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Aftermarket, DealerTrack Processing Solutions and DealerTrack Canada networks at the end of a given period.

(d)       Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer.

(e)       Represents the number of dealerships with one or more active subscriptions on the DealerTrack or DealerTrack Canada networks at the end of a given period.

Attachment (5) Summary of Business Statistics

DEALERTRACK HOLDINGS, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2011	2011	2011	2011	2010

Transaction revenue (in thousands)	$47,541	$50,411	$48,505	$38,435	$25,091
Subscription revenue (in thousands)	$38,779	$39,261	$34,716	$33,865	$32,205
Other revenue (in thousands)	$4,939	$6,121	$5,830	$4,891	$4,710
Average transaction price (a)	$2.58	$2.60	$2.58	$2.35	$2.16
Transaction revenue per car sold (b)	$7.17	$6.20	$5.73	$6.71	$4.12
Average monthly subscription revenue per subscribing dealership (c)	$813	$834	$807	$798	$769
Average monthly subscription revenue per subscribing dealership (excluding Chrome & ALG) (d)	$690	$684	$649	$641	$626

(a)       Represents the average revenue earned per transaction processed in the DealerTrack, DealerTrack Aftermarket, DealerTrack Processing Solutions and DealerTrack Canada networks during a given period.  Revenue used in calculation adds back transaction related contra-revenue.

(b)       Represents transaction revenue (includes contra-revenue) divided by our estimate of total new and used car sales for the period in the U.S. and Canada

(c)       Revenue used in the calculation adds back subscription related contra-revenue.

(d)       Excludes subscription revenue from Chrome and ALG.

TRAK-E ###

CONTACT: Investor Relations, DealerTrack, 1-888-450-0478, investorrelations@dealertrack.com